Exhibit 10.16

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This First Amendment dated July 7, 2020 shall form a part of that certain Securities Purchase Agreement dated February 11, 2020 (the “Agreement”) by and between BONNE SANTE GROUP, INC., a Delaware corporation (the “Buyer”), DOCTORS SCIENTIFIC ORGANICA L.L.C., a Florida limited liability company (“DSO”), OYSTER MANAGEMENT SERVICES LTD, a Florida limited partnership (“Oyster”), LAWEE ENTERPRISES L.L.C., a Florida limited liability company (“Lawee”), and U.S. MEDICAL CARE HOLDINGS, L.L.C., a Florida limited liability company (“US Medical” and, together with DSO, Oyster, and Lawee, the “Companies”), and Dr. Sasson E. Moulavi, an individual (“Seller”).

To the extent that the terms of this First Amendment conflict with those contained in the Agreement, the terms of this First Amendment shall control.

The Seller, the Companies, and the Buyer hereby agree to amend the Agreement to provide as follows:

I. The Defined and Capitalized Terms in this First Amendment shall have the same meaning as ascribed to them in the Agreement, except as otherwise provided herein.

2. Section 1.1 of the Agreement (“Certain Definitions” - “Adjusted EBIDTA”), shall be amended to read as follows:

“Adjusted EBITDA” means, on a combined basis, the Companies’ earnings before (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) equity based compensation expense, (v) owner’s compensation of $120,000, (vi) non-essential travel and entertainment, (vii) extraordinary one-time items, which may include personal cars and related expenses, monies paid to Epiderma, LLC, a non-affiliated laser Companies which has no operations, merchandise which was shipped to Seller’s medical clinic at no charge and adjusted in the cost of goods on the income statement as allowances, Hurricane Irma related expenses and Canadian tariff’s paid for shipments to Costco, which are no longer in effect, and (viii) such other adjustment items as mutually agreed upon by the Buyer and the Seller for the twelve (12) month period from April 1, 2019 through March 31, 2020”

3. Section 2.2(a)(i) of the Agreement (“Adjusted EBITDA Adjustment”) shall be amended to read as follows:

“Adjusted EBITDA Period

The Purchase Price is based upon a six times multiple of estimated Adjusted EBITDA for the twelve (12) month period from April 1, 2019 through March 31, 2020 (“Adjusted EBITDA Period”). The Buyer has engaged Eisner Amper to prepare a quality of earnings report on the Companies (the “Quality of Earnings Report”). The Purchase Price shall be adjusted upwards or downwards upon delivery of the Quality of Earnings Report to all parties based upon the difference between six times the Adjusted EBITDA for the Adjusted EBITDA Period, as shown in the Quality of Earnings Report and the Purchase Price. The adjusted Purchase Price shall be allocated among the Cash Portion and the Buyer Notes based on the percentage of the Purchase Price that each such component of consideration makes up as described above in Section 2.1.” First Amendment to

First Amendment to

Securities Purchase Agreement

4. Section 4.5 of the Agreement (“Financial Statements”) shall be amended to read as follows:

“Section 4.5 of the Company Disclosure Schedule contains true and complete copies of (i) the unaudited, combined balance sheet of the Companies for the two years ended December 31, 2019 and December 31, 2018 and the interim period from January 1, 2020 through March 31, 2020; and (ii) the related unaudited statements of income, members’ or partners’ equity and cash flows for the two years ended December 31, 2019 and December 31, 20 I 8 and the interim period from January 1, 2020 through March 31, 2020 (the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and, on that basis, fairly present, in all material respects, the financial condition, results of operations and cash flows of the Companies as of the indicated dates and for the indicated periods.”

5. Section 8.1 (c) (under the Section 8 heading “Termination of Agreement”) shall be amended to read as follows:

“by either the Buyer or the Seller if the Closing does not occur on or before July 31, 2020. The right to terminate the Agreement under this Section 8.1(c) may be extended by the Buyer until August 31, 2020 in the event that: (i) the Buyer has received a written loan commitment from its lender prior to July 31, 2020; and (ii) the Buyer’s lender is unable to close the Buyer’s loan by July 31, 2020 but expects to be able to close the Buyer’s loan on or before August 31, 2020. The right to terminate this Agreement under this Section 8.l(c) will not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to occur by such time.”

6. All other terms and conditions contained within the Securities Purchase Agreement shall remain in full force and effect.

[SIGNATURES ON FOLLOWING PAGES]

First Amendment to

Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this First Agreement to the Securities Purchase Agreement to be duly executed as of the date first above written.

BUYER:

BONNE SANTÉ GROUP, INC.,
a Delaware corporation

By:	/s/ Alfonso J. Cervantes
Alfonso J. Cervantes, Executive Chairman

COMPANIES:

DOCTORS SCIENTIFIC ORGANICA L.L.C.,
a Florida limited liability company

By:	/s/ Sasson E. Moulav
Dr. Sasson E. Moulavi, CEO

OYSTER MANAGEMENT SERVICES LTD,
a Florida limited partnership

By:	/s/ Sasson E. Moulav
Dr. Sasson E. Moulavi, CEO

LAWEE ENTERPRISES L.L.C.,
a Florida limited liability company

By:	/s/ Sasson E. Moulav
Dr. Sasson E. Moulavi, CEO

U.S. MEDICAL CARE HOLDINGS, L.L.C.,
a Florida limited liability company

By:	/s/ Sasson E. Moulav
Dr. Sasson E. Moulavi, CEO

SELLER:

/s/ Sasson E. Moulav
Dr. Sasson E. Moulavi, Individually

First Amendment to

Securities Purchase Agreement

3